Exhibit 99.1

OptimizeRx Corporation Appoints James Brooks as SVP of Business Development

Dec 15, 2015

OTC Disclosure & News Service

OptimizeRx Corporation Appoints James Brooks as SVP of Business Development

ROCHESTER, MI--(Marketwired - December 15, 2015) - OptimizeRx Corp. (OTCQB: OPRX), a software company whose premier content-delivery platform enables pharmaceutical companies to provide on-demand patient-care services, has appointed James Brooks to the new position of senior vice president of business development, effective January 4, 2016.

"James' extensive executive sales and marketing experience, particularly his track record of growing the topline and sales leadership at FORTUNE 500 and electronic health record companies, makes him a great fit with OptimizeRx," said David Harrell, the company's CEO. "James will champion our EHR business through development of new relationships with other EHR providers and patient platforms. He brings to us numerous relationships within large EHRs that can be leveraged to integrate OptimizeRx savings and support to reach more doctors and patients."

The company recently announced an expansion of its relationship with Allscripts, who will work with OptimizeRx exclusively to manage their patient savings across all of their electronic health record (EHR) platforms, including their largest platform, Touchworks, which will be integrated in 2016.

OptimizeRx's network is the largest of its kind, with more than 350 leading EHRs engaging more healthcare providers at the 'point-of-prescribe' than any other network to provide sample vouchers, copay savings and other patient support that is automated for doctors and pharmacists.

James Brooks Bio

Brooks brings more than 20 years of experience in sales & marketing, including sales force development, sales management, and organizational leadership processes within the Electronic Health Record (EHR) and Healthcare Technology sector.

Prior to joining OptimizeRx, he served as chief revenue officer at iCare, an enterprise cloud EHR and revenue cycle management system vendor.

Prior to iCare, Brooks served as executive vice president at Modernizing Medicine, a leading provider of EHR systems focused on the dermatology, ophthalmology, plastic, and orthopedic marketplace. While at Modernizing Medicine, he was responsible for developing and managing a world-class sales and marketing team and grew the business into one of the largest specialty EHRs.

Brooks additionally served as vice president of the enterprise sales and radiology division at Sage North America, a provider of information systems with a focus on healthcare with $300 million in annual revenue and 1,200 staff members.

Earlier in his career, he served as senior sales executive and enterprise vice president of clinical sales at McKesson, a FORTUNE 500 company delivering healthcare services and information technology.

Brooks holds a Bachelor of Arts in Economics and Speech Communication from St. Cloud State University in Minnesota.

About OptimizeRx Corporation
OptimizeRx Corporation (OTCQB: OPRX) provides unique consumer and physician platforms to help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

The company's core product, SampleMD™, replaces drug samples with electronic trial vouchers and copay coupon savings, which are added to an e-Prescription and electronically sent to the pharmacy. SampleMD is integrated within leading Electronic Health Record (EHR) platforms, including Allscripts, Quest Diagnostics, Practice Fusion and over 350 other EHRs.

OptimizeRx's proprietary technology reaches over 250,000 healthcare providers. In turn, the company promotes patient savings and support from the world's largest pharmaceutical companies, including Pfizer, Lilly, Novartis, AstraZeneca and many others. For more information, visit www.optimizerxcorp.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Company Contact:
OptimizeRx
Doug Baker
Email contact

248-651-6568 x807

Investor Relations Contact:
Liolios Group
Ron Both
Senior Managing Director
Email contact

949-574-3860

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